Exhibit 99.1

PRESS RELEASE – FOR IMMEDIATE RELEASE
October 22, 2019

Centreville Bank and PB Bancorp, Inc. Sign Merger Agreement for
Centreville Bank to Acquire Putnam Bank

West Warwick, Rhode Island and Putnam, Connecticut – Centreville Bank, a Rhode Island-chartered savings bank, and PB Bancorp, Inc. (NASDAQ Capital Market: PBBI) jointly announced today that they have entered into a definitive merger agreement for Centreville Bank to acquire PB Bancorp and its wholly owned subsidiary, Putnam Bank, in a transaction valued at approximately $115.5 million. The parties anticipate the proposed transaction will close in the first or second quarter of 2020.

Under the terms of the agreement, shareholders of PB Bancorp will receive $15.25 in cash per share. The merger consideration represents approximately 145% of PB Bancorp’s tangible book value as of June 30, 2019. The transaction is subject to customary closing conditions, including the receipt of regulatory approvals and approval by the shareholders of PB Bancorp, Inc.

Harold M. Horvat, President, CEO and Chairman of Centreville Bank, stated: “Bringing Putnam Bank into the Centreville Bank family makes great strategic sense, business sense, and cultural sense. Our two organizations share many common traits, including being solid fiscally, making decisions that are customer centric, and having an unwavering commitment to the communities that make up our market area. We feel that our entry into Eastern Connecticut through Putnam Bank is a ‘win/win’ for both institutions.”

“This transaction provides excellent value to our shareholders. We are excited to become part of Centreville Bank and we believe that this partnership will be beneficial to our employees, customers and communities,” said Tom Borner, President and CEO of PB Bancorp and Putnam Bank. “We look forward to partnering with the talented people of Centreville Bank to combine the best of both of our organizations and assuring that our customers and communities will benefit from the wide range of products and commitment to service provided by Centreville Bank.”

The combined organization will have approximately $1.78 billion in assets and $1.31 billion in deposits. Upon completion of the transaction, one current member of the board of directors of PB Bancorp will be appointed to serve as a member of the Board of Trustees of Centreville Bank. Following completion of the merger, the current branches of Putnam Bank will remain open and will conduct business under the trade name “Putnam Bank, a Division of Centreville Bank.”

Boenning & Scattergood, Inc. acted as financial advisor to Centreville Bank and Keefe, Bruyette & Woods, a Stifel Company, acted as financial advisor to PB Bancorp, Inc. and rendered a fairness opinion to the Board of Directors of PB Bancorp, Inc. in conjunction with this transaction. Nutter McClennen & Fish LLP served as legal counsel to Centreville Bank, and Luse Gorman, PC served as legal counsel to Putnam Bank and PB Bancorp, Inc.

About Centreville Bank

Founded in 1828 and headquartered in West Warwick, Rhode Island, Centreville Bank is a full-service mutual bank operating through seven branch locations in Coventry, Cranston, East Greenwich, Narragansett, North Kingstown, West Greenwich, and West Warwick, with total assets of $1.25 billion as of June 30, 2019. For more information, please visit www.centrevillebank.com.

About PB Bancorp, Inc. and Putnam Bank

PB Bancorp, Inc., headquartered in Putnam, Connecticut, is the parent of Putnam Bank, a state-chartered stock savings bank founded in 1862. The Bank offers a wide range of financial services through its eight full-service offices. Putnam Bank also operates a full-service loan center in Putnam, Connecticut. The Bank’s deposits are insured by the Federal Deposit Insurance Corporation. PB Bancorp, Inc.’s common stock trades on the NASDAQ Capital Market under the symbol “PBBI”.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements include statements regarding the anticipated closing date of the transaction and anticipated future results. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe”, “expect”, “anticipate”, “estimate”, and “intend” or future or conditional verbs such as “will”, “would”, “should”, “could” or “may”. Certain factors that could cause actual results to differ materially from expected results include delays in completing the merger, difficulties in achieving cost savings from the merger or in achieving such cost savings within the expected time frame, difficulties in integrating PB Bancorp, Inc. and Putnam Bank, the reaction of the companies’ customers, employees and counterparties to the transaction, increased competitive pressures, changes in the interest rate environment, changes in general economic conditions, legislative and regulatory changes that adversely affect the business in which PB Bancorp, Inc., Putnam Bank and Centreville Bank is engaged, changes in the securities markets and other risks and uncertainties. Undue reliance should not be placed on the forward-looking statements, which speak only as of the date hereof. None of PB Bancorp, Inc., Putnam Bank or Centreville Bank undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.

Additional Information

In connection with the proposed merger, PB Bancorp, Inc. will provide its shareholders with a proxy statement and other relevant documents concerning the proposed transaction. Shareholders of PB Bancorp, Inc. are urged to read the proxy statement and other relevant documents and any amendments or supplements to those documents, because they will contain important information which should be considered before making any decision regarding the transaction. Shareholders of PB Bancorp, Inc. will be able to obtain a copy of the proxy statement, and any other relevant documents, without charge, when they become available, at the Securities and Exchange Commission website (www.sec.gov), on the PB Bancorp, Inc. website (www.putnambank.com) or by directing a request to:

Thomas A. Borner

President and Chief Executive Officer

PB Bancorp, Inc.

40 Main Street

Putnam, Connecticut 06260

The information available through PB Bancorp, Inc.’s website is not and shall not be deemed part of this press release or incorporated by reference into other filings that PB Bancorp, Inc. makes with the Securities and Exchange Commission.

PB Bancorp, Inc. and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of PB Bancorp, Inc. in connection with the merger. Information about the directors and executive officers of PB Bancorp, Inc. is set forth in PB Bancorp, Inc.’s Annual Report on Form 10-K filed with the Securities Exchange Commission on September 29, 2019, and in the proxy statement for PB Bancorp, Inc.’s 2018 annual meeting of shareholders, as filed with the Securities and Exchange Commission on October 1, 2018. Additional information regarding the interests of these participants and any other persons who may be deemed participants in the transaction may be obtained by reading the proxy statement regarding the proposed merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.

Persons seeking additional information regarding the parties to the merger or the transaction may wish to visit the websites of each institution:

Centreville Bank - www.centrevillebank.com

Putnam Bank - www.putnambank.com

Media Contacts:

Centreville Bank – Jay Conway, RDW Group, Providence, Rhode Island, (401) 553-5103

Putnam Bank – Thomas A. Borner, President and CEO, (860) 928-6501